As filed with the Securities and Exchange Commission on September 21, 2004.	Registration No. 333-105146

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL ABSORBENTS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of	N/A (I.R.S. Employer Identification No.)
incorporation or organization)

1569 Dempsey Road, North Vancouver, B.C. Canada (Address of Principal Executive Offices)	V7K 1S8 (Zip code)

INTERNATIONAL ABSORBENTS INC. 2003 OMNIBUS INCENTIVE PLAN
(amending and restating each of INTERNATIONAL ABSORBENTS INC.’S 2003 STOCK
OPTION PLAN — U.S. PARTICIPANTS and 2003 EQUITY STOCK OPTION PLAN)

(Full title of the plan)

Gordon L. Ellis
Chairman
1569 Dempsey Road
North Vancouver, BC Canada V7K 1S8

(Name and address of agent for service)

(604) 681-6181

(Telephone number, including area code, of agent for service)

Copies to:
Laura Bertin, Esq.
Summit Law Group, P.L.L.C.
315 Fifth Avenue S., Suite 1000
Seattle, Washington 98104

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INTRODUCTION

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by International Absorbents Inc. (the “Company”) to disclose that the Company’s 2003 Stock Option Plan — U.S. Participants and the Company’s 2003 Equity Stock Option Plan (collectively, the “Plans”) to which this Registration Statement on Form S-8 originally related have been amended and restated into one plan called the International Absorbents Inc. 2003 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan was adopted by the Company’s Board of Directors effective as of March 30, 2004 and by the Company’s stockholders on June 8, 2004. The Company had reserved an aggregate of 1,100,000 shares of its Common Stock for issuance under the Plans and has currently reserved the same number of shares for issuance under the Omnibus Plan. Therefore, no additional securities are being registered by this Post-Effective Amendment. A copy of the Omnibus Plan is being filed herewith as Exhibit 99.1 to this Post-Effective Amendment.

Item 3.	Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this registration statement the following documents:

     (a)     The Company’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2004;

     (b)     The Company’s definitive Proxy Statement filed with the Commission on April 21, 2004;

     (c)     The Company’s Current Report on Form 8-K filed with the Commission on June 8, 2004;

     (d)     The Company’s Quarterly Report on Form 10-QSB filed with the Commission on June 9, 2004;

     (e)     The Company’s Quarterly Report on Form 10-QSB filed with the Commission on September 9, 2004 and

     (e)     The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 17, 2003, including any amendments or reports for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this registration statement shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

     The British Columbia Company Act, RSBC 1996, Chapter 62 (the “Act”) and the Articles of the Company provide, subject to approval of the court, for the indemnification of directors and officers of the Company and its subsidiaries against all costs, charges and expenses, including legal fees and any amount paid to settle an action or proceeding or to satisfy a judgment, arising by reason of the fact that they are or were a director of the Company, provided they acted honestly and in good faith with a view to the best interests of the Company and exercised the care, diligence and skill of a reasonably prudent person. The terms of indemnification are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under administrative actions or proceedings such as under the Securities Act of 1933, as amended (the “Securities Act”).

     The Company’s Articles require the Company to indemnify any person other than a director against any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss arose out of failure to comply with instructions, willful act or default or fraud by such person, in which case the directors in their discretion may decide to indemnify such person.

     The Company’s directors and officers may also be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy that may be maintained by the Company for such purpose.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit
Number	Exhibit
4.1*	See Altered Memorandum of the Company (Amended) (incorporated by reference to Exhibit 3.1 filed with the Company’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003 (File No. 001-31642)) and Articles (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form F-1 filed on February 24, 1992 (File No. 33-45919)) for provisions defining the rights of the holders of common stock.
5.1*	Opinion of David G. Ashby Law Corporation.
23.1	Consent of Moss Adams, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of David G. Ashby Law Corporation (included in opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (see signature page)
99.1	2003 Omnibus Incentive Plan

*	Previously Filed

Item 9.	Undertakings.

     (a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the 21st day of September, 2004.

INTERNATIONAL ABSORBENTS INC.
(Registrant)
/s/ Gordon L. Ellis
By: Gordon L. Ellis
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title

/s/ Gordon L. Ellis Gordon L. Ellis	President and Chief Executive Officer (Principal Executive Officer)

/s/ David H. Thompson David H. Thompson	Chief Financial Officer (Principal Financial and Accounting Officer)

* John J. Sutherland	Director

* Lionel G. Dodd	Director

* Daniel J. Whittle	Director

* Michael P. Bentley	Director

*By:	/s/ Gordon L. Ellis

Gordon L. Ellis
As Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1*	See Altered Memorandum of the Company (Amended) (incorporated by reference to Exhibit 3.1 filed with the Company’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003 (File No. 001-31642)) and Articles (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form F-1 filed on February 24, 1992 (File No. 33-45919)) for provisions defining the rights of the holders of common stock.
5.1*	Opinion of David G. Ashby Law Corporation.
23.1	Consent of Moss Adams, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of David G. Ashby Law Corporation (included in opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (see signature page)
99.1	2003 Omnibus Incentive Plan

*	Previously Filed